UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2022

UNITED HEALTH PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27781	84-1517723
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10624 S. Eastern Ave., Ste. A209

Henderson, NV 89052

(Address of principal executive offices, zip code)

(877) 358-3444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory arrangements of Certain Officers.

On February 18, 2022 Douglas Beplate submitted his resignation as a director of United Health Products, Inc., and Louis Schiliro submitted his resignation as a director and Chief Operating Officer of the Company, each effective on February 28, 2022, following their respective deliberations with the Company’s other directors and in deference to the Company’s ongoing efforts to resolve the previously reported Securities Exchange Commission investigation of the Company (discussed below under Item 8.01 “Other Events”) and the Company’s focus on its future business plans.

Neither Mr. Beplate nor Mr. Schiliro had any disagreements with the Company.

Mr. Beplate also ceases to be Chairman of the Board upon his resignation as director. Mr. Beplate previously stepped down as the Company’s Chief Executive Officer effective on December 1, 2020 as part of the Company’s management succession plan, being replaced in that role by Brian Thom as previously reported by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2020.

Mr. Schiliro remains in a non-officer position with the Company with a focus on the Company’s FDA PMA application, new product and format development, R&D and manufacturing.

Item 8.01  Other Events.

As previously reported by the Company in its Quarterly Report for the period ended September 30, 2021 under Item 1A “Risk Factors” which disclosure is incorporated into this report by reference, the Securities and Exchange Commission has been conducting a private investigation concerning the Company since November 2018, in which the Company has been fully cooperating. The basis of the Commission’s inquiry relates to the Company’s original accounting revenue recognition treatment of two events in 2017. In order to reflect a correction to the revenue recognition treatment from the two events, the Company included restatements of its audited annual financial statements for 2017 and 2018 and unaudited financial statements for certain quarterly periods during 2017, 2018 and 2019 in its 2019 Annual Report on Form 10-K which the Company filed with the Commission on July 9, 2020. The Commission has conveyed, among other things, the possibility that it could seek to enjoin the Company from violating the securities laws in the future and monetary remedies, and debarment and monetary remedies against Messrs. Beplate and Schiliro. The Company is engaged in dialogue with the Commission Staff to work toward a resolution of this matter, however we cannot predict whether this matter will be settled without any enforcement action being taken; or if it is not so settled, what the outcome, remedies or the duration of the investigation or any legal proceedings or enforcement actions that may be brought will be.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

United Health Products, Inc.

Dated: February 24, 2022	/s/ Brian Thom
Brian Thom, Chief Executive Officer

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